Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2004 Employee Stock Purchase Plan of Argonaut Group, Inc. of our report dated February 20, 2004, with respect to the consolidated financial statements and schedules of Argonaut Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
San Antonio, Texas
May 21, 2004

18.